P03000116044

Florida Department of State
Division of Corporations
Electronic Filing Cover Sheet

Note: Please print this page and use it as a cover sheet. Type the fax audit number (shown below) on the top and bottom of all pages of the document.

(((H16000195104 3)))

H160001951043ABC.

Note: DO NOT hit the REFRESH/RELOAD button on your browser from this page. Doing so will generate another cover sheet.

To:
Division of Corporations
Fax Number : (850)617-6380

From:
Account Name : VCORP SERVICES, LLC
Account Number : I20080000067
Phone : (845)425-0077
Fax Number : (845)818-3588

2016 AUG -9 AM 10:56
SECRETARY OF STATE
TALLAHASSEE, FLORIDA
FILED

Enter the email address for this business entity to be used for future annual report mailings. Enter only one email address please.

Email Address:______________________

COR AMND/RESTATE/CORRECT OR O/D RESIGN
THE LUXURIOUS TRAVEL CORP.

Certificate of Status	0
Certified Copy	0
Page Count	04
Estimated Charge	$35.00

RECEIVED
16 AUG -9 AM 12:47
DIVISION OF CORPORATIONS
TALLAHASSEE, FLORIDA

8/10 C

Electronic Filing Menu Corporate Filing Menu Help

H16000195104 3

Articles of Amendment
to
Articles of Incorporation
of

The Luxurious Travel Corp.

(Name of Corporation as currently filed with the Florida Dept. of State)

P03000116044

(Document Number of Corporation (if known))

Pursuant to the provisions of section 607.1006, Florida Statutes, this ***Florida Profit Corporation*** adopts the following amendment(s) to its Articles of Incorporation:

A. If amending name, enter the new name of the corporation:

US Lighting Group, Inc. *The new name must be distinguishable and contain the word "corporation," "company," or "incorporated" or the abbreviation "Corp.," "Inc.," or Co.," or the designation "Corp," "Inc," or "Co". A professional corporation name must contain the word "chartered," "professional association," or the abbreviation "P.A."*

B. Enter new principal office address, if applicable:
(Principal office address MUST BE A STREET ADDRESS)

C. Enter new mailing address, if applicable:
(Mailing address MAY BE A POST OFFICE BOX)

FILED 2016 AUG -9 AM 10:58 SECRETARY OF STATE TALLAHASSEE, FLORIDA

D. If amending the registered agent and/or registered office address in Florida, enter the name of the new registered agent and/or the new registered office address:

Name of New Registered Agent ______

______
(Florida street address)

New Registered Office Address: ______, Florida ______
(City) *(Zip Code)*

New Registered Agent's Signature, if changing Registered Agent:
I hereby accept the appointment as registered agent. I am familiar with and accept the obligations of the position.

______
Signature of New Registered Agent, if changing

If amending the Officers and/or Directors, enter the title and name of each officer/director being removed and title, name, and address of each Officer and/or Director being added:
(Attach additional sheets, if necessary)
Please note the officer/director title by the first letter of the office title:
P = President; V= Vice President; T= Treasurer; S= Secretary; D= Director; TR= Trustee; C = Chairman or Clerk; CEO = Chief Executive Officer; CFO = Chief Financial Officer. If an officer/director holds more than one title, list the first letter of each office held. President, Treasurer, Director would be PTD.
Changes should be noted in the following manner. Currently John Doe is listed as the PST and Mike Jones is listed as the V. There is a change, Mike Jones leaves the corporation, Sally Smith is named the V and S. These should be noted as John Doe, PT as a Change, Mike Jones, V as Remove, and Sally Smith, SV as an Add.

Example:

X Change	PT	John Doe
X Remove	V	Mike Jones
X Add	SV	Sally Smith

Type of Action (Check One)	Title	Name	Address
1) ____ Change	______	______________	______________
____ Add			______________
____ Remove			______________
2) ____ Change	______	______________	______________
____ Add			______________
____ Remove			______________
3) ____ Change	______	______________	______________
____ Add			______________
____ Remove			______________
4) ____ Change	______	______________	______________
____ Add			______________
____ Remove			______________
5) ____ Change	______	______________	______________
____ Add			______________
____ Remove			______________
6) ____ Change	______	______________	______________
____ Add			______________
____ Remove			______________

E. If amending or adding additional Articles, enter change(s) here:
(Attach *additional sheets, if necessary*). *(Be specific)*

F. If an amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself:
(if not applicable, indicate N/A)

H16000195104 3

The date of each amendment(s) adoption: (see date of signature below), if other than the date this document was signed.

Effective date if applicable: ____________________
(no more than 90 days after amendment file date)

Note: If the date inserted in this block does not meet the applicable statutory filing requirements, this date will not be listed as the document's effective date on the Department of State's records.

Adoption of Amendment(s) **(CHECK ONE)**

☒ The amendment(s) was/were adopted by the shareholders. The number of votes cast for the amendment(s) by the shareholders was/were sufficient for approval.

☐ The amendment(s) was/were approved by the shareholders through voting groups. *The following statement must be separately provided for each voting group entitled to vote separately on the amendment(s):*

"The number of votes cast for the amendment(s) was/were sufficient for approval

by ____________________."
(voting group)

☐ The amendment(s) was/were adopted by the board of directors without shareholder action and shareholder action was not required.

☐ The amendment(s) was/were adopted by the incorporators without shareholder action and shareholder action was not required.

Dated August 4, 2016

Signature [signature]
(By a director, president or other officer – if directors or officers have not been selected, by an incorporator – if in the hands of a receiver, trustee, or other court appointed fiduciary by that fiduciary)

Paul Spivak
(Typed or printed name of person signing)

CEO
(Title of person signing)

H16000195104 3